Exhibit 10.19

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.
RESELLER Agreement
THIS RESELLER AGREEMENT (“Agreement”) is entered into as of this 13th day of November 2014 (the “Effective Date”), between Versata Software, Inc., a corporation f/k/a Trilogy Software, Inc. existing under the laws of Delaware with its principal place of business at 401 Congress, Suite 2650, Austin, Texas 78730, Versata Development Group, Inc., corporation existing under the laws of Delaware with its principal place of business at 401 Congress, Suite 2650, Austin, Texas 78730 and Versata, Inc., corporation existing under the laws of Delaware with its principal place of business at 401 Congress, Suite 2650, Austin, Texas 78730, on the one hand (which together with their Affiliates and their permitted successors and assigns are collectively referred to herein as “Versata”); and Callidus Software, Inc., a corporation existing under the laws of Delaware with its principal place of business at 6200 Stoneridge Mall Road, Suite 500, Pleasanton, California 94588 (which together with its Affiliates and its permitted successors and assigns is collectively referred to herein as “Callidus”), on the other hand.
WITNESSETH
WHEREAS, Versata and Callidus wish to enter into a reseller arrangement for their mutual benefit that allows Callidus to resell certain Versata software products;
WHEREAS, Versata and Callidus are engaged in a lawsuit, styled Versata Software, Inc., Versata Development Group, Inc., and Versata, Inc. v. Callidus Software, Inc., Civil Action No. 1:12-cv-00931-SLR, pending in the United States District Court for the District of Delaware (the “Civil Action”) as well as five covered business method review proceedings before the United States Patent and Trademark Office, styled Callidus Software, Inc. v. Versata Software, Inc. and Versata Development Group, Inc., Case No. CBM2013-00052 (regarding claims 1-22 of U.S. Patent No. 7,904,326), Callidus Software, Inc. v. Versata Software, Inc. and Versata Development Group, Inc., Case No. CBM2013-00053 (regarding claims 1,2 and 35-47 of U.S. Patent No. 7,958,024), Callidus Software, Inc. v. Versata Software, Inc. and Versata Development Group, Inc., Case No. CBM2013-00054 (regarding claims 1, 12-25, 30-32 and 42-43 of U.S. Patent No. 7,908,304), Callidus Software, Inc. v. Versata Software, Inc. and Versata Development Group, Inc., Case No. CBM2014-00117 (regarding claims 2-11,26-29,33-41 and 44-46 of U.S. Patent No. 7,908,304) and Callidus Software, Inc. v. Versata Software, Inc. and Versata Development Group, Inc., Case No. CBM2014-00118 (regarding claims 3-34 of U.S. Patent No. 7,958,024) (collectively, the “CBM Proceedings”);
WHEREAS, in the Civil Action, Versata has asserted the Versata patents in suit against certain Callidus products and Callidus has asserted the Callidus patents in suit against certain Versata products;
WHEREAS, Versata and Callidus, in contemplation of the uncertainties of the disputed Civil Action and the CBM Proceedings, desire to compromise and settle the claims and counterclaims alleged in the Civil Action and in the CBM Proceedings; and
WHEREAS, Versata and Callidus have agreed to enter into a collaborative agreement and therefore wish to avoid future patent disputes and/or patent litigation between one another;
NOW, THEREFORE, in consideration of the mutual promises and obligations recited herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Versata and Callidus agree as follows:
1.    DEFINITIONS. The following terms used in this Agreement shall have the meanings set forth below:

1.An “Affiliate” of, or Entity “Affiliated” with, a specified Entity, is an Entity that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, the Entity specified. For purposes of this definition, “controls” and “controlled” includes the possession, directly or indirectly, of the power to direct the management and policies of an Entity, whether through the ownership of voting securities, contract, or otherwise. For Versata, its “Affiliates” include but are not limited to the entities listed in Appendix A.

2.“Agreement” means this Reseller Agreement.

3.“Callidus Covenanting Parties” means Callidus and its Affiliates.

4.“Callidus Licensed Product” as used herein, means Callidus’s TrueComp/TrueProducer integrated software product.

5.“Callidus Issued Patents” as used herein, means all worldwide issued patents currently owned by Callidus or assigned to Callidus as of the Effective Date of this Agreement.

6.“Callidus Patents” as used herein, means all worldwide patents and patent applications currently or hereafter owned by Callidus, assigned to Callidus, acquired by Callidus or its Affiliates, or otherwise assertable by Callidus on or after the Effective Date of this Agreement.

7.“Callidus patents in suit” as used herein, means U.S. Patent No. 6,269,355, U.S Patent No. 6,850,924, and U.S. Patent No. 6,473,748 and all related patents and pending applications.

8.“Entity” means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, or any other incorporated or unincorporated business organization.

9.“Parties” means Versata and Callidus, and a “Party” means either of them.

10.The “Releases” refer to the releases described in Sections 5.1 and 5.2.

11.“Versata Covenanting Parties” means Versata and its Affiliates.

12.“Versata Licensed Products” as used herein, means the Versata Business Rules Management System (BRMS) and/or any software developed by or for any Versata customer or licensee using BRMS, as well as the products identified in Appendix B.

13.“Versata Resell Products” as used herein, means the Versata products listed on Appendix C.

14.“Versata Patents,” as used herein, means all worldwide patents and patent applications currently or hereafter owned by Versata, assigned to Versata, acquired by Versata or its Affiliates, or otherwise assertable by Versata on or after the Effective Date of this Agreement.

15.“Versata patents in suit,” as used herein, means U.S. Patent No. 7,904,326, U.S. Patent No. 7,958,024, and U.S. Patent No. 7,908,304 and all related patents and pending applications.

1.	RESELLER PROVISIONS

1.Appointment. Callidus is hereby appointed as an authorized reseller of the Versata Resell Products.

2.Term. Callidus will remain an authorized reseller of the Versata Resell Products for a period of 5 years from the Effective Date. Callidus’s status as an authorized reseller will automatically renew every 5 years unless either Party notifies the other Party in writing as described in Section 9 below, that it wishes to terminate the authorized reseller relationship.

3.Royalty Rate. Versata Software, Inc. shall be paid a twenty percent (20%) royalty by Callidus for each license of the Versata Resell Products sold to an end user. The parties agree that Callidus has not committed to a minimum sales quota nor does it have a minimum royalty obligation (except as set forth in Section 7.2).

4.End User Contract. The end user agreements to license the Versata Resell Products shall be mutually agreed upon by the Parties. The end user agreement will specify which Party will contract directly with the end user, which Party will provide support and maintenance, and will include other standard and customary terms. To the extent that the Versata Resell Products is licensed to an end user under a structure whereby Versata is the contracting party with the end user, a form substantially the same as that attached as Appendix D shall be used.

5.Kick off Meeting. Within thirty (30) days of this Agreement, the Parties shall hold an initial meeting (in person or by teleconference) between appropriate executives of each Party to discuss initial planning for going to market.

2.	COVENANT-NOT-TO-SUE

1.Versata’s Covenant not to Sue Callidus. Versata, for itself and all Versata Covenanting Parties, hereby covenants not to institute, prosecute or otherwise pursue any suit or action against Callidus for infringement of any of the Versata Patents. As part of this Covenant-not-to-Sue, Versata will not challenge the subject matter eligibility, validity or enforceability of any of the Callidus Patents during the period of the Covenant-not-to-Sue. Likewise, Versata shall not assist or cooperate with any entity in any way in pursuit of any position opposed to the subject matter eligibility, validity, or enforceability of any Callidus Patent in any proceeding, including any CBM, IPR or other proceeding under the America Invents Act (AIA). This Covenant-not-to-Sue shall terminate if Callidus violates Section 3.2, or fails to cure a default of Section 6.1, as provided in Section 10.1 of this Agreement.

2.Callidus’s Covenant not to Sue Versata. Callidus, for itself and all Callidus Covenanting Parties, hereby covenants not to institute, prosecute or otherwise pursue any suit or action against Versata for infringement of any of the Callidus Patents. As part of this Covenant-not-to-Sue, Callidus will not challenge the subject matter eligibility, validity or enforceability of any of the Versata Patents during the period of the Covenant-not-to-Sue. Likewise, Callidus shall not assist or cooperate with any entity in any way in pursuit of any position opposed to the subject matter eligibility, validity, or enforceability of any Versata Patent in any proceeding, including any CBM, IPR or other proceeding under the America Invents Act (AIA). This Covenant-not-to-Sue shall terminate if Versata violates Section 3.1 of this Agreement.

3.	LICENSE GRANTS
1.Versata’s Grant of Nonexclusive License to Callidus. Versata grants to Callidus the right to resell and distribute the Versata Resell Products, subject to the terms of Section 2. Subject to the terms and conditions contained in this Agreement, Versata hereby grants to Callidus a fully paid-up, royalty-free, irrevocable, nonexclusive, nontransferable (except as set forth in Section 7.1 below), worldwide license for the Versata patents in suit to: (i) make, use, sell, develop, publish, distribute, lease, license, export, import, have made, offer to sell or otherwise transfer the Callidus Licensed Product (including both tangible or intangible offerings such as services, whether temporary or permanent); and (ii) practice any method covered by any claim of the Versata patents in suit for the life of the Versata patents in suit (the "Versata License").

2.Callidus’s Grant of Nonexclusive License to Versata. Subject to the terms and conditions contained in this Agreement, Callidus hereby grants to Versata a fully paid-up, royalty-free, irrevocable, nonexclusive, nontransferable (except as set forth in Section 7.1 below), worldwide license for the Callidus Issued Patents to: (i) make, use, sell, develop, publish, distribute, lease, license, export, import, have made, offer to sell or otherwise transfer the Versata Licensed Products (including both tangible or intangible offerings such as services, whether temporary or permanent); and (ii) practice any method covered by any claim of the Callidus Issued Patents for the life of the Callidus Issued Patents (the "Callidus License").

4.	MUTUAL RELEASES AND DISMISSAL
1.Release by Versata. As of the Effective Date and continuing for so long as Callidus remains in compliance with Section 6.1 below, Versata, on behalf of itself and its Affiliates, principals, employees, agents, successors and assigns as of the Effective Date, shall and does hereby release and forever discharge Callidus and any parent, subsidiary, or other Affiliated or related corporations or entities, and each of their respective current and former officers, directors, agents, employees, representatives, and attorneys from any and all claims, actions, causes of action, suits, damages, duties, rights, obligations, liabilities, adjustments, responsibilities, judgments and demands, known or unknown, at law or in equity, of whatever character in any way that Versata may have against Callidus, for any reason or event occurring prior to the Effective Date, including, but not limited to, any of the foregoing relating to, based upon, or arising out of, the Civil Action or the CBM Proceedings.

2.Release by Callidus. Callidus, on behalf of itself and its Affiliates, principals, employees, agents, successors and assigns as of the Effective Date, shall and does hereby release and forever discharge Versata and any parent, subsidiary, or other Affiliated or related corporations or entities, and each of their respective current and former officers, directors, agents, employees, representatives, and attorneys from any and all claims, actions, causes of action, suits, damages, duties, rights, obligations, liabilities, adjustments, responsibilities, judgments and demands, known or unknown, at law or in equity, of whatever character in any way that Callidus may have against Versata, for any reason or event occurring prior to the Effective Date, including, but not limited to, any of the forgoing relating to, based upon, or arising out of, the Civil Action or the CBM Proceedings.

3.Dismissal of the Civil Action. Within five (5) business days of the Effective Date of this Agreement, the Parties shall file a Stipulation of Dismissal pursuant to F.R.C.P. 41(a), dismissing with prejudice all claims and counterclaims made therein and specifying that all costs incurred therein (including attorneys’ and expert fees and expenses) shall be borne solely by the Party incurring such costs. Each of the Parties shall bear its own costs with regard to the Civil Action, such filings, and this Agreement. If Callidus fails to comply with Section 6.1 below, Callidus will not oppose a motion by Versata pursuant to Fed. R. Civ. R. 60(b)(3), 60(b)(5), and/or 60(b)(6) to seek relief from said dismissal.

4.Termination of the CBM Proceedings. Within five (5) business days of the Effective Date of this Agreement, the Parties shall jointly request authorization for, and shall thereafter file, Joint Motions to Terminate each of the CBM Proceedings together with a true and correct copy of this Agreement and requests to keep the Agreement as business confidential information and separate from the files of the involved patents. After the Effective Date, Callidus shall not engage in any action (except in furtherance and support of termination or postponement of oral hearing), make any argument, or assert any position opposed to the subject matter eligibility, validity or enforceability of any Versata Patent in the CBM Proceedings. Each Party shall bear its own costs in connection with the CBM Proceedings, including any attorneys’ and expert fees and expenses.

5.Agreement Obligations not Released. The Releases above do not release any obligations under this Agreement or prevent any Party or its Affiliates from enforcing the terms and conditions of this Agreement against any other Party or its Affiliates.

5.	SETTLEMENT CONSIDERATION
1.Cash Settlement Amount. Versata and Callidus agree that in exchange for the License and other rights granted herein, Callidus shall make a non-refundable payment of Four Million Five Hundred Thousand U.S. Dollars ($4,500,000) in payments of Five Hundred Thousand U.S. Dollars ($500,000.00) per quarter for nine quarters (the “Cash Settlement Amount”). The payment schedule is as follows:

$500,000     January 31, 2015
$500,000     April 30, 2015
$500,000     July 31, 2015
$500,000     October 31, 2015
$500,000     January 31, 2016
$500,000     April 30, 2016
$500,000     July 31, 2016
$500,000     October 31, 2016
$500,000     January 31, 2017

(a)Tax Liability and Full Payment to Versata. Each Party shall bear its own tax liability with respect to this Agreement and the associated rights and obligations hereto. The Parties agree to cooperate and to complete and provide tax forms and other documents or information reasonably required by applicable tax authorities, in a timely manner upon being supplied such documents or requested for such information by the other Party.

2.Payment Instructions. The payments to be made hereunder shall be made by wire transfer to Versata as follows:

Account No	1881258220
Name of the account	VERSATA SOFTWARE INC
Routing #	111000753
SWIFT	MNBDUS33
Lockbox mailing address	PO BOX 671635
DALLAS, TX 75267-1635
Bank Address	300, West 6th Street, Suite 1300, Austin, TX, 78701

6.	LIMITATION ON RELEASES AND LICENSES
1.Transferability Matters. Versata, on the one hand, and Callidus, on the other hand, may not assign any rights or delegate any duties under this Agreement to any third party without the prior written consent of the other, and any attempted assignment without such consent shall be null and void.

2.Effect of Merger or Acquisition. In the event that either Party is acquired by or merges with another entity, the Covenant-not-to-Sue and Licenses in this Agreement shall only cover the products of the Party that were in existence prior to the acquisition or merger, or any subsequent versions of those products that are natural extensions of the original product and shall not include any components from any such entity that was involved with such merger or acquisition. The Covenant-not-to-Sue and Licenses shall not apply to any products, services, or functionality obtained as a result of such acquisition or merger.

Should Callidus be the surviving company or exercise management or voting control over an acquisition of a company with annual revenues of up to $50 million, the products and services of such acquired entity shall become subject to this Agreement and will have any of the rights and licenses (and be subject to any of the covenants) set forth in this Agreement.
Should Callidus be the surviving company or exercise management or voting control over an acquisition of a company with annual revenues of $50 million or more, the products and services of such acquired entity (the “Significant Acquired Assets”) shall not be subject to this Agreement nor will it have any of the rights or licenses (or be subject to any of the covenants) set forth in this Agreement. Notwithstanding the foregoing, Callidus shall have the right to elect to include the Significant Acquired Assets under this Agreement (the “Opt In Election”). The Opt In Election shall be exercised by Callidus providing written notice to Versata promptly upon any such acquisition of Significant Acquired Assets.
The Parties agree that the Opt In Election would represent a significant expansion in the reseller relationship. Therefore, immediately upon such Opt In Election, Callidus shall make a one-time, royalty payment in the amount described below:
Acquired Entity Annual Revenue Royalty:
$50-70 million $3 million
$70-100 million $5 million
Upon such Opt In Election and payment of the Royalty, the Significant Acquired Assets shall become subject to this Agreement and will have any of the rights and licenses (and be subject to any of the covenants) set forth in this Agreement.

3.Change of Control. In the event of any change of control for Callidus, any payment amounts scheduled to be paid for the future shall become due immediately upon that change of control.

4.No Grants to Third Parties. Except as stated herein, the Releases are not intended as, and are not the grant of, a license or any other rights under either the Versata Patents or the Callidus Patents to any third party, not expressly licensed or released.

5.No Sublicense. Neither Party shall have the right to sublicense any right granted hereunder.

6.Reservation of Rights. Each Party reserves all rights and licenses not expressly granted to pursuant to this Agreement.

7.	TERM AND TERMINATION

1.Term. This Agreement shall become effective as of the Effective Date and shall continue unless and until terminated under section 8.2 below. All other rights and obligations under this Agreement shall survive any such expiration.

2.Termination. This Agreement shall terminate upon Default as set forth in Sections 10.2 and 10.3 below. The Covenant-not-to-Sue and Licenses granted shall be revoked as though the Covenant-not-to-Sue and Licenses were never granted.

8.	NOTICES

All notices required or permitted under this Agreement shall refer to this Agreement and will be deemed given: (a) when delivered personally; (b) when sent by confirmed facsimile; or (c) three (3) business days after deposit with an internationally recognized commercial overnight carrier specifying next-day delivery, with written verification of receipt. All such notices, requests, demands, and other communications shall be sent to the following:
For CALLIDUS SOFTWARE, INC.:

Attn: Michelle Novotny, V.P., Associate General Counsel
Before February 15, 2015:
6200 Stoneridge Mall Road, Suite 500
Pleasanton, California 94588
Fax: (925) 251-0525

After February 15, 2015:
4140 Dublin Boulevard, Suite 300
Dublin, California 94568
Fax: (925) 251-0525

For VERSATA:
Attn: CFO, Versata Software, Inc.
401 Congress Ave.
Suite 2650
Austin, Texas 78730

Cc: Lance Jones
Jones & Spross, LLC
5121 Crystal Water
Austin, Texas 78735

9.	DEFAULT AND CURE

1.In the event that Callidus fails to comply with any of its monetary payment obligations pursuant to Section 6.1, Callidus shall have fifteen (15) days upon receipt of written notice from Versata (pursuant to Section 9) to cure its alleged failure to comply with its payment obligations. If Callidus fails to cure the failure to comply in the fifteen (15) day period, Callidus shall pay the remaining balance of the Cash Settlement Amount of Section 6.1 within thirty (30) days.

2.In the event that Callidus fails to comply with Section 6.1 and further fails to make payment pursuant to Section 10.1 above, Versata may elect, by written notice to Callidus pursuant to Section 9, to immediately terminate the Covenant-not-to-Sue and Licenses as set forth in Section 8.2 with respect to Callidus. In such event, Versata may then seek to enforce this Agreement and recover any remaining balance of the Cash Settlement Amount owed by Callidus, in addition to interest, attorneys’ fees, and costs. The Parties agree that such enforcement shall be resolved by binding arbitration in the state of Delaware. The arbitration shall be conducted on a confidential basis pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted by a panel of three persons experienced in intellectual property and licensing. Within fifteen (15) days after initiation of arbitration, each Party shall select one person to act as arbitrator; and the two Party-selected arbitrators shall select a third arbitrator within fifteen (15) days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by the AAA. An award as a result of any such arbitration proceeding may be entered in any court of competent jurisdiction.

3.In the event that Versata or Callidus violates Section 3.1 or 3.2 of this Agreement, respectively, the other Party may terminate this Agreement.

10.	GENERAL PROVISIONS

1.Non-warranty. Nothing in this Agreement shall be construed as a warranty or representation that making, using or selling of products or services by or for the either Party will be free from infringement of any patents other than the Versata Patents and Callidus Patents as described above.

2.Successors, Subsidiaries, and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of Versata and Callidus, and their respective agents, representatives, subsidiaries, successors, trustees, heirs and assigns. Each Party shall advise every such successor, trustee, heir or assign, of the rights of the other Party pursuant to this Agreement, and shall further advise that such successor, trustee, heir or assign to the Versata Patents or Callidus Patents (or any of them individually) or this Agreement, takes such patents subject to the rights granted hereunder.

3.Entire Agreement. Each of the Parties acknowledges that no person has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject matter hereof, to induce the execution of this instrument, and each signatory hereby acknowledges that such signatory has not executed this instrument in reliance upon any such promise, representation or warranty. This Agreement constitutes the entire agreement between the parties and supersedes all prior negotiations, representations or agreements between the parties, either written or oral, on the subject matter hereof. This Agreement may be amended only by written instrument designated as an amendment to this Agreement and executed by the Parties hereto or their respective successors, heirs or assigns.

4.Names and Trademarks. Except as provided for under Section 2, nothing contained in this Agreement shall be construed as conferring any rights to use in advertising, publicity, or other marketing activities, any name, trademark, or other designation of either Party hereto, including any contraction, abbreviation, or simulation of any of the foregoing, and each Party hereto agrees not to use the existence of this Agreement in any marketing activity, whether public or private.

5.Third Party Actions. Nothing contained in this Agreement shall be construed as (a) creating an obligation to bring or prosecute actions or suits against third parties for infringement, or to secure and/or maintain any of its intellectual property rights or (b) limiting the rights that a party has outside the scope of this Agreement.

6.Effective Date. This Agreement will become effective upon the exchange, via electronic mail, of PDF copies of the required signatures and such PDF copies shall be binding and effective as if they were original signatures. The parties will thereafter exchange formal signed originals of this Agreement for their permanent records.

7.Applicable Law. This Agreement shall be governed by and construed in accordance with the federal patent laws of the United States and the laws of the State of Delaware without regard to principles of conflicts of law.

8.Use of Patented Technology

(a)Versata and Callidus shall have no liability for any claim, loss, cost, damage (consequential or otherwise), or expense of any kind or nature caused in whole or in part, directly or indirectly, by the technology or rights covered by this Agreement or the above covenants-not-to-sue.

9.Confidentiality

(a)Versata and Callidus shall keep all terms and conditions of this Agreement strictly confidential and Versata and Callidus shall not now or hereafter disclose such terms and conditions to any third party, except: (i) with the prior written consent of the other Party, (ii) as may be required by applicable law, regulation or order of a governmental authority of competent jurisdiction, including without limitation the reporting and disclosure requirements of The NASDAQ Stock Market or the Securities and Exchange Commission, (iii) during the course of litigation so long as the disclosure of such terms and conditions is subject to the same restrictions as is the confidential information of the other litigating parties, such restrictions are embodied in a court-entered protective order limiting disclosure to outside counsel only for use in the subject litigation and, to the extent reasonably practical, such disclosing Party provides the other Party written notice at least ten (10) business days prior to such disclosure, or (iv) in confidence to the professional legal and financial counsel representing such Party but only with respect to such Party’s legal or financial obligations relating to this Agreement, and not for use in any other litigation or licensing efforts or negotiations. With respect to the foregoing (ii), such disclosing Party shall, to the extent legally permissible and reasonable, provide the other Party with prior written notice of such applicable law, regulation or order and, at the request of the other Party, use reasonable efforts to limit the disclosure of the terms and conditions of this Agreement, including but not limited to seeking a protective order or other confidential treatment.

IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute this Agreement as of the Effective Date.

Versata Software, Inc. By:__/s/ Andrew S. Price________ Name: Andrew S. Price Title: Chief Financial Officer	Dated this 13th of November, 2014

Versata Development Group, Inc. By:__ /s/ Andrew S. Price _________ Name: Andrew S. Price Title: Chief Financial Officer	Dated this 13th of November, 2014
Versata, Inc. By:__ /s/ Andrew S. Price_________ Name: Andrew S. Price Title: Chief Financial Officer	Dated this 13th of November, 2014
Callidus Software, Inc. By:__/s/ Bob Corey______________ Name: Bob Corey Title: Chief Financial Officer	Dated this November 13, 2014

Appendix A

[*]

Appendix B

PRODUCT
Retail Energy CIM - Retail Energy CIS
Retail Energy CIM - eBill/eLetter
Retail Energy CIM - Email Notification
Retail Energy CIM - Print & Mail/ "Fulfillment"

Retail Energy CIM -- B2B Portal
Sales Commission Mgmt -- Sales Commission Application / Module
Smart Meter Data Services -- Energy Management Service / EMS
Smart Meter Data Services -- Virtual Time Of Usev / VTOU
Retail Energy EDI Management -- EDI Data Exchange
GCE Retail Box
GCE Wholesales Box
GCE Midmarket Box
GCE Basic Data
GCE Business Process Modeler
GCE Echange
GCE Development Environment
GCE Webservices Bundle
GCE Workflow
GCE XDME Case Tool
GCE Transconfig
GCE Additionnal Connex environment
GCE Digital Document Manager
GCE Connecteur Vekia
GCE Full Central User
GCE Lite user
GCE e-Finance Users
GCE Mobile Users (Bip 'n Go)
GCE Supplier & Provider Extranet User
GCE Extranet Customer User
GCE Internet Access
GCE Import
GCE Cereal
GCE Supply Chain Execution (SCE)
GCE-SCE-Voice Stock Counting
GCE-SCE-Voice Picking
GCE-SCE-Voice Spliting
GCE - Retail pack
GCE - Neeet Pack - Solucia
GCE - SCE Pack
GCE - Business Object universe - Sales
GCE - Business Object universe - Purchase

GCE - Business Object universe - Logistic
GCE - Business Object universe - Finance
GCE - Business Object universe - Retail
Spiral -- J2B
Spiral -- Progest
Spiral -- SpiMobile
Spiral -- MagOffice
Spiral -- NetPOS
Update/CRM web (including CRM.connector [Exchange])
Update/CRM light (including CRM.connector [Exchange])
Update/CRM offline
CRM.mobile
CRM.pad
CRM.phone
CRM.connector (Exchange)
CRM.connectLive
CRM.connectLive (in combination with connector)
CRM.mobile (add-on)
CRM.pad (add-on)
CRM.connectLive (add-on-web)
CRM.connectLive (add-on web + connector)
Extra language
Extra language Chinese-simplified / Japanese / Thai / Korean / Turkish
CRM.interface + CRM.webservices - 1st instance
CRM.interface + CRM.webservices - from 2nd instance
CRM.cockpit additional instances
Savvion
Data Extend Semantec Integrator
SonicMQ
SonicESB
Actional
Trilogy Build System Client
Trilogy Build System Controller
Trilogy Build System Dispatcher
Trilogy Build System Server Core
Trilogy Build System Notification Server
Trilogy Build System Registration Controller
Trilogy Build System Reporting Server
DMS Distributor Administration
DMS Hierarchies
DMS Credential Management
DMS Contract Kits and Agreements
DMS Accumulation-Based Compensation Engine
DMS Primary Compensation Engine
DMS Primary Compensation Manager
Trilogy Data Loader

SC Web
Trilogy MCC Commission Engine
Trilogy MCC Commission Java Parallel API
MCC Catalog
MCC Commission Quota Manager
MCC Commission Workbench
MCC Order Server
Trilogy MCC Commission Manager
Trilogy MCC Commission Services
Trilogy MCC Config
Trilogy MCC Config Views
SC Commission Java
SC Backbone
Trilogy Replicator Engine - Java
DMS Payment and Debt Management
DMS Debt Management
DMS Transaction Manager
Trilogy Computer Product Workbench
Checker for Windows and Windows NT
Patch Offering for Trilogy MCC 2.2.67
Engine Server
FFC COM
FFC COM Developer
FFC HTML
FFC HTML Developer
FFC Java
FFC Java Developer
JC Bridge
Open Replicator
Pricer Objects
SC Catalog
SC Catalog Manager
SC Commission
SC Commission Designer
SC Commission Manager
SC Commission Operator
SC Commission Replication
SC Commission Sales Rep Dashboard
SC Commission Views
SC Commission Interactions
SC Commission Ledger Management
SC Commission Management
SC Commission Reporting
SC Commission Workbench
SC Commission Ledger
SC Commission Engine COM

SC Commission Engine Java
SC Commission Sales Force Dashboard
SC Commission User Maintenance Tool
SC Commission Wizards
SC Config
SC Config Manager
SC Config Power Pack
SC Config Power Pack Manager
SC Config Power Pack Performance Edition
SC Contract
SC Contract Manager
SC Diagram Manager
SC Explorer
SC Form Server
SC Order Oracle
SC Portfolio
SC Portfolio Manager
SC Pricebook
SC Pricer
SC Pricer Manager
SC Pricer Methods
SC Promotion
SC Promotion Manager
SC Proposal
SC Proposal Manager
Trilogy MCC Platform
Trilogy MCC Content Management
Trilogy MCC Pricer
Trilogy SalesBUILDER Wizard HTML
Trilogy SalesBUILDER Wizard Studio
Trilogy MCC Quote
Trilogy MCC Sample Site
Trilogy MCC Workflow2 Service
Trilogy MCC eFeedback
Trilogy MCC Workflow Designer
MCC Commission Territory Manager
MCC Commission Sales Force Dashboard
Trilogy MCC Commission Compensation Analysis
Trilogy MCC Content Distributor Management System
Trilogy MCC FS Business Object Model
Trilogy MCC Rating
Trilogy MCC Rating Client
Trilogy MCC Rating Integration
Trilogy MCC Rating Manager
Trilogy MCC User Manager
Trilogy Ford.com

Trilogy MCC Actuate Connector
Trilogy MCC Airlines Matcher
Trilogy MCC CRM Contact Center
Trilogy MCC Census Management
Trilogy MCC Cerium
Trilogy MCC DMS 13
Trilogy MCC Dashboard Toolkit
Trilogy MCC Depreciated Pricer
Trilogy MCC Distributor Management System
Trilogy MCC eTree
Trilogy MCC Needs Analysis
Trilogy MCC Personalization
Trilogy MCC Telecom Financial Analysis
Trilogy MCC Telecom Tendering
Trilogy MCC Test Core
Trilogy MCC WebViews Framework
Trilogy MCC Workplace
Trilogy Primary Compensation Engine
eStation Standards Management
eStation Attribute-Based Search Catalog
SC Quote
SC Quote Manager
SC Report
SC Report Manager
SC SAP Connector
SC SAP Connector Java
SalesBUILDER Engine Manager for Windows 95NT
SalesBUILDER Engine for Windows 95NT
SalesBUILDER Engine
SalesBUILDER Wizard
SalesBUILDER Wizard Java
SalesBUILDER API Pak
Trilogy Backbone Java
Trilogy Report
Trilogy Solution Sales - Storage Advisor
Trilogy Solution Sales - Storage Advisor Test Framework
Trilogy Solution Sales - Storage Advisor Integration Module
SalesBUILDER Rapid Access Visual Editor
Trilogy Backbone SDK
Trilogy Backbone COM
Trilogy Backbone Manager Java
Trilogy Workspace
SC Pricing Analysis
SC Promotion Funds Management
SC Rating Manager
SC Commission Java Parallel API

MCC Rating Patch
Trilogy MCC Needs Analysis Patch
Trilogy MCC Config Patch
Trilogy MCC Workflow2 Service Patch
CPW Test product
CPW Server
CPW SBBridge
CPW SBBridge Test
TSS Test Product
Trilogy Knowledge Base Quality Manager
Storage Advisor common utilities
ISMP Patch Offering
Trilogy Variable Marketing Management: Authoring
Trilogy Variable Marketing Management: Communication
SC Pricer Bridge
SC Pricer Engine
MCC Catalog Manager
Trilogy IMaint
Trilogy Development Kit for Silk
Trilogy Development Kit for WebLOAD
Trilogy Scripts for MKS
DMS Backward Compatibility
DMS Loader
Sun Webdesk
Trilogy Scripts for MKS
Trilogy Knowledge Base Requirements Manager
World Wide Dealing System
Trilogy Knowledge Base Development Studio
PDEF Offering - Consulting
PDEF Offering
Trilogy KB Model Automation with Sun model templates
Trilogy KB Model Automation with SGI model templates
Trilogy KB Model Automation with Sun model templates
Trilogy KB Model Automation with SGI model templates
Trilogy Distribution Channel Management
Trilogy Incentive Designer
Trilogy Incentive Manager
Trilogy Build System Web Interface
Trilogy iCore Web Interface
Trilogy iCore Webservice
Trilogy Agency RADAR
Trilogy Agency RADAR (Server)
Silk Sample
ICS Beans
Trilogy Knowledge Base Requirements Manager Testing Framework
Trilogy Sales Optimizer

Trilogy Profit Analyzer
myfolder Offering
ACM Export Consulting Source Code
PDEF Export Consulting Source Code
SOE Export Consulting Source Code
Customer Management Module
Order Management Module
Contact Center Platform Module
MCC Swing Catalog Manager
Contact Center Pricer Manager
Trilogy Guided Selling
SalesBUILDER Reflex
SalesBUILDER for Flash
Material Cost Analysis
ADI Recommended Order User Interface
Material Cost Analytics
Trilogy Web Commission Manager
Trilogy Web Services
FormBuilder
AdPrefsToolbar
AdPrefsServer
FirefoxInstaller
DingServer
DingClient
DingIncentiveEntrySite
Versata Correspondence
Versata Product Information Manager
Versata Product Information Manager Lite
ADI Recommended Order Optimization Server
ADI Recommended Order MDF Engine
Trilogy Reporting Tests
SC Object Studio
SC Backbone (COM)
Trilogy Business Intelligence & Reporting
DCM iDashBoards Integration
Trilogy Replicator - COM
Trilogy JC Bridge
Trilogy Report Manager
Trilogy Object Manager
BRMS Standard Edition
BRMS Enterprise Edition
BRMS 2012
BRMS 2015
Corizon 2014 Standard
Corizon 2014 Enterprise
Ravenflow RAVEN

TenFold 2014 Standard
TenFold 2014 Enterprise
Clear Tech Tranzax 2012 Standard
Clear Tech Tranzax 2012 Enterprise

Appendix C

RESELL PRODUCTS
Pricer Objects
SC Pricer
SC Pricer Manager
SC Pricer Methods
Trilogy MCC Pricer
Trilogy MCC Depreciated Pricer
SC Pricer Bridge
SC Pricer Engine
Contact Center Pricer Manager
Trilogy SalesBUILDER Wizard HTML
Trilogy SalesBUILDER Wizard Studio
SalesBUILDER Engine Manager for Windows 95NT
SalesBUILDER Engine for Windows 95NT
SalesBUILDER Engine
SalesBUILDER Wizard
SalesBUILDER Wizard Java
SalesBUILDER API Pak
SalesBUILDER Rapid Access Visual Editor
SalesBUILDER Reflex
SalesBUILDER for Flash
Corizon 2014 Standard
Corizon 2014 Enterprise
Ravenflow RAVEN
TenFold 2014 Standard
TenFold 2014 Enterprise
Clear Tech Tranzax 2012 Standard
Clear Tech Tranzax 2012 Enterprise
BRMS Standard Edition
BRMS Enterprise Edition
BRMS 2012
BRMS 2015

Appendix D
MASTER SUBSCRIPTION AGREEMENT

This Master Subscription Agreement that has been referenced in the Quote, along with the Quote, comprise a binding “Subscription Agreement” between the Customer (as identified on the Quote) and Versata Software, Inc. (“Licensor”/ “Service Provider”, as that term is used in the Quote) and shall govern any license granted by Licensor to the Customer under the Quote. The Subscription Agreement sets forth the terms and conditions under which Customer may (i) use Licensor’s proprietary software (the “Application(s)”) that is specifically licensed to Customer pursuant to a schedule (the “Quote(s)”); and (ii) use the user documentation that Licensor makes generally available in hard copy or electronic form to its general customer base in conjunction with the licensing of such Applications (the “Documentation”); and (iii) receive Maintenance and Support for the Software pursuant to the Maintenance and Support Services Terms and Conditions at the service level set forth under the applicable Quote (collectively, the “Maintenance and Support Services”). The term “Software” shall mean the Applications listed in any Quote and the Documentation delivered to Customer pursuant to the provisions of this Subscription Agreement.

Customer acknowledges and agrees that it is not relying on any agreement, representation, statement or warranty (whether or not in writing) made or given prior to the Quote Effective Date, except as expressly provided herein with respect to the Software provided hereunder or any Maintenance and Support Services under the applicable Quote.

By signing/agreeing to a Quote, each party acknowledges that it has read, understands, and agrees to the terms of this Subscription Agreement.

GENERAL TERMS AND CONDITIONS

1. SUBSCRIPTION GRANT AND RIGHT OF USE

1.1. Subscription Grant. Any Software licensed hereunder shall be licensed pursuant to a separate Quote. Unless otherwise specifically stated in the Quote, each such license shall be a fixed term, worldwide, nonexclusive, royalty free (upon full payment of subscription fees), and nontransferable license to Use only the object code version of the Software, solely to perform those functions defined in the Documentation, and subject to all limitations and restrictions contained herein (“Use”). Web access for permitted third parties’ Use shall be defined in the applicable Quote if such access is to be permitted under this Subscription Agreement. The Software may only be Used on the hardware and software components, including client machines, servers, and internetworking devices within Customer’s internal computer network at Customer’s location. The Subscription license shall expire upon expiration of the Term described on the Quote unless and until renewed as per the terms and conditions of renewal set forth in the Quote.

1.2. Subscription Type. Unless otherwise specifically stated in the Quote, the type of license granted shall be a Named User Subscription. A “Named User Subscription” shall mean that the Software licensed pursuant to the Quote may be Used by a limited number of individual users, each identified by a unique user id (the “Named User”), the maximum number of which is specified in the Quote. Customer may designate different Named Users at any time without notice to Licensor so long as the permitted number of Named Users is not exceeded. If the Quote identifies the scope of the license to be a “Site Subscription,” a “Site Subscription” shall mean that the Software licensed pursuant to the Quote may be Used by an unlimited number of individual users solely for the internal Use and benefit of Customer, subject to the terms of this Subscription Agreement. A “Device Subscription” shall mean that the Software licensed pursuant to the Quote may be Used on the number of devices indicated in the Quote. A “Server Subscription” shall mean that the Software licensed pursuant to the Quote may be Used on no more than the number of servers indicated in the Quote. The scope of any license other than a Named User Subscription, Site Subscription, Device Subscription, or Server Subscription must be expressly designated and defined in detail in a Quote. In no event shall any of the licenses denoted above be construed to mean a concurrent user license.

1.3. Use. Individuals authorized under the applicable Quote to Use the Software (“Authorized Users”) may Use the Software solely to support Customer’s own internal operations, in the operating software environment specified on the applicable Quote (the “Platform”) and only for the Software licensed herein. Individuals who access the Software, directly or indirectly, whether via a Licensor provided interface or otherwise, and/or cause the Software to perform any functions must be Authorized Users. Authorized Users shall not (i) access the Software to process, or permit to be processed, the data of any other party; or (ii) access the Software for service bureau or commercial time-sharing use. If the Software licensed under a Quote is to be installed on a computer connected to the World Wide Web, as authorized in the applicable Quote, Customer shall not allow any web site, that is not fully owned by Customer, to frame, syndicate, distribute, replicate, or copy any portion of Customer’s web site that provides direct or indirect access to the Software. Unless otherwise expressly permitted in the Quote and subject to Section 1.4 below, Customer shall not permit any subsidiaries, affiliated entities, or third parties to access the Software.

1.4. Authorized Users. Unless otherwise specifically provided in the Quote, Authorized Users shall only consist of (i) employees of Customer and (ii) subject to Section 5, “Confidentiality”, third party contractors of Customer who do not compete with Licensor (“Permitted Contractors”). Permitted Contractors may Use the Software only at Customer’s place of business or in the presence of Customer personnel.

1.5. Additional Restrictions. In no event shall Customer disassemble, decompile, or reverse engineer the Software or Confidential Information (as defined in Section 5) or permit others to do so. Disassembling, decompiling, and reverse engineering include, without limitation: (i) converting the Software from a machine-readable form into a human-readable form; (ii) disassembling or decompiling the Software by using any means or methods to translate machine-dependent or machine-independent object code into the original human-readable source code or any approximation thereof; (iii) examining the machine-readable object code that controls the Software’s operation and creating the original source code or any approximation thereof by, for example, studying the Software’s behavior in response to a variety of inputs; or (iv) performing any other activity related to the Software that could be construed to be reverse engineering, disassembling, or decompiling. To the extent any such activity may be permitted pursuant to written agreement, the results thereof shall be deemed Confidential Information subject to the requirements of this Subscription Agreement. Customer may use Licensor’s Confidential Information solely in connection with the Software and pursuant to the terms of this Subscription Agreement.

1.6. Foreign Nationals and Subcontracting. Subject to the provisions of Section 5, Licensor shall have the right to use third parties, including but not limited to, employees or third party contractors of Licensor’s affiliates and subsidiaries (the “Subcontractors”), who may be foreign nationals, in performance of its obligations and services hereunder and, for purposes of this Section 1.6, all references to Licensor or its employees shall be deemed to include such Subcontractors. Customer acknowledges that Licensor employs foreign nationals, and that these foreign national employees will work, on Licensor’s behalf, to perform its obligations hereunder.

1.7. Technical Data. Customer shall not provide to Licensor any Technical Data as that term is defined in the International Traffic in Arms Regulations (“ITAR”) at 22 CFR 120.10. Customer shall certify that all information provided to Licensor has been reviewed and scrubbed so that all Technical Data and other sensitive information relevant to Customer’s ITAR regulated projects has been removed and the information provided is only relevant to bug reports on Licensor products.

2. PAYMENT
2.1. Subscription Fees. Unless otherwise provided in the Quote, Licensor may invoice Customer for all license fees and all other charges due thereunder immediately following the Quote Effective Date.

2.2. Payment Due Date. All invoices shall be payable by Customer in United States dollars and payment shall be due thirty (30) days after the invoice date. Notwithstanding any provision to the contrary, any and all payments required to be made hereunder shall be timely made, and no payments to Licensor shall be withheld, delayed, reduced or refunded if Licensor has fully performed its material obligations and its inability to meet any schedule or delivery requirements is caused by Customer’s failure to provide certain of its facilities, computer resources, software programs, project management activities, personnel, and business information as are required to perform any of Licensor’s obligations hereunder.

2.3. Late Payment. Any late payment shall be subject to any costs of collection (including reasonable legal fees) and shall bear interest at the rate of one and one-half percent (1.5%) per month (prorated for partial periods) or at the maximum rate permitted by law, whichever is less.

2.4. Purchase Orders. Customer may provide Licensor with a valid purchase order, upon execution of a License Schedule. Notwithstanding anything to the contrary herein, purchase orders are to be used solely for Customer’s accounting purposes and any terms and conditions contained therein shall be deemed null and void with respect to the parties’ relationship and this Agreement. Any such purchase order provided to Licensor shall in no way relieve Customer of any obligation entered into pursuant to this Agreement including, but not limited to, its obligation to pay Licensor in a timely fashion.

2.5. Invoice Dispute Resolution. Without limiting any rights or obligations under the Subscription Agreement, including Section 2.3 above, the following steps will be taken if an invoice becomes past due. Licensor’s accounts receivable and Customer’s accounts payable representatives shall use all reasonable efforts to facilitate immediate payment of the invoice. In the event Licensor does not receive a commitment for prompt payment, each party shall escalate the matter to Licensor’s Customer Partner, or designated financial officer and Customer’s Vice President (the “Final Escalation”) for investigation and resolution. Notwithstanding anything to the contrary, the initial contact with Customer’s Vice President pursuant to such Final Escalation shall constitute “notice of default” pursuant to Section 9.2.

2.6. Taxes. All amounts required to be paid hereunder do not include any amount for taxes or levy (including interest and penalties). Customer shall reimburse Licensor and hold Licensor harmless for all sales, use, VAT, excise, property or other taxes or levies which Licensor is required to collect or remit to applicable tax authorities. This provision does not apply to Licensor’s income or franchise taxes, or any taxes for which Customer is exempt, provided Customer has furnished Licensor with a valid tax exemption certificate.

3. DELIVERY/VERIFICATION
3.1. Delivery. Unless otherwise specifically provided in the Quote, Licensor shall deliver to Customer one master copy of the licensed Software (each a “Master Copy”) solely for the purpose of allowing Customer to make one copy of the Master Copy for Use by each Authorized User. Customer’s right to reproduce the Master Copy shall be limited to the Authorized Reproduction Location, defined as the address for Customer on Quote. Customer shall assume all responsibility for the quality of the copies made by Customer. For purposes of this Subscription Agreement, delivery shall be deemed complete when Licensor physically delivers, or causes a third party to deliver, a Master Copy to Customer, or makes the Master Copy available to Customer for downloading from Licensor’s File Transfer Protocol (“FTP”) site and has provided Customer with the appropriate authorization to access the FTP site. Licensor will provide Customer with a license key that is required to activate and use the Software. The license key will be provided via email or other like method at Licensor’s discretion. The license key is used to ensure that the Software operates in accordance with the license granted to the Customer in this Subscription Agreement. As such, the Software may contain time-out devices, counter devices, or other similar devices intended to prevent the Software from being used beyond the bounds of the license. Customer consents to such activity and agrees not to disable, attempt to disable or tamper with the license key system or any other such license enforcement technology.

3.2. Archival and Backup Copies. Subject to the restrictions set forth herein, Customer may make a reasonable number of copies of the Master Copy solely for archival purposes and backup use in accordance with Customer’s standard backup processes in emergency situations.

3.3. Marking. Customer shall include all copyright notices, proprietary legends, any trademark and service mark attributions, any patent markings, and other indicia of ownership and confidential markings on all copies of the Software and any other Licensor materials provided to Customer, in the content and format contained on the Master Copy and such Licensor materials. Customer shall pay all duplication and distribution costs incurred by Customer in making copies of the Software, and shall also pay all custom duties and fees if applicable. Subject only to the license granted herein, all copies of the Software and any other Licensor materials provided to Customer are the property of Licensor or its third party licensors from whom Licensor has obtained marketing rights (the “Third Party Licensors”).

3.4. Records. Customer shall keep and maintain complete and accurate records of each copy of the Software including any and all pertinent distribution information. If the license is a Named User Subscription, Customer shall, upon Licensor’s request, provide reports to Licensor specifying the cumulative total of copies, and all other reasonably pertinent distribution information. All reports shall be delivered to Licensor within thirty (30) days of such request.

3.5. Verification. Customer agrees that Licensor may, upon thirty (30) days prior written notice, enter Customer’s premises to verify Customer’s compliance with the provisions of this Subscription Agreement. Licensor’s inspections shall be limited to (i) one annual inspection (unless Licensor believes that it has just cause for multiple inspections); (ii) Customer’s normal business hours; and (iii) those records pertaining to the Software licensed hereunder or other Licensor Confidential Information. Licensor’s rights of inspection shall remain in effect through the period ending six (6) months from the termination or expiration of this Subscription Agreement and any applicable license hereunder.

4. OWNERSHIP
By signing the applicable Quote, Customer irrevocably acknowledges that, subject to the licenses granted herein, Customer has no ownership interest in the Software, or Licensor materials provided to Customer. Licensor shall own all right, title, and interest in such Software, or Licensor materials, subject to any limitations associated with intellectual property rights of third parties. Licensor reserves all rights not specifically granted herein.

5. CONFIDENTIALITY
5.1. Definition. All information which is defined as Confidential Information hereunder in tangible form shall be marked as “Confidential” or the like or, if intangible (e.g. visually or orally disclosed), shall be designated as being confidential at the time of disclosure and shall be confirmed as such in writing within thirty (30) days of the initial disclosure.
“Confidential Information” may include all technical, product, business, financial, and other information regarding the business and software programs of either party, its customers, employees, investors, contractors, vendors and suppliers, including but not limited to programming techniques and methods, research and development, computer programs, documentation, marketing plans, customer identity, and business methods. Without limiting the generality of the foregoing, Confidential Information shall include all information and materials disclosed orally or in any other form, regarding Licensor’s software products or software product development, including, but not limited to, the configuration techniques, data classification techniques, user interface, applications programming interfaces, data modeling and management techniques, data structures, and other information of or relating to Licensor’s software products or derived from testing or other use thereof. Confidential Information includes all such Confidential Information that may have been disclosed by either party to the other party, before or after the first Quote Effective Date. Confidential Information includes information generally not publicly known, whether tangible or intangible and in whatever form or medium provided, as well as any information generated by a party that contains, reflects, or is derived from such information. For the purpose of this entire Section 5, ‘Licensor’ shall include all its Affiliates. “Affiliate” under this Subscription Agreement shall mean any entity, directly or indirectly, controlled by or under common control with or controlling a party to this Subscription Agreement.

5.2. Confidentiality of Software. The following is deemed Licensor Confidential Information with or without marking or written confirmation: (i) the Software and other related materials furnished by Licensor; (ii) the oral and visual information relating to the Software and provided in Licensor’s training classes; and (iii) Licensor’s representation methods of modeled data.

5.3. Exceptions. Without granting any right or license, the obligations of the parties hereunder shall not apply to any material or information that: (i) is or becomes a part of the public domain through no act or omission by the receiving party; (ii) is independently developed by the receiving party without use of the disclosing party’s Confidential Information; (iii) is rightfully obtained from a third party without any obligation of confidentiality to the receiving party; or (iv) is already known by the receiving party without any obligation of confidentiality prior to obtaining the Confidential Information from the disclosing party. In addition, neither party shall be liable for disclosure of Confidential Information if made in response to a valid order of a court or authorized agency of government, provided that notice is promptly given to the party whose Confidential Information is to be disclosed so that such party may seek a protective order and engage in other efforts to minimize the required disclosure. The parties shall cooperate fully in seeking such protective order and in engaging in such other efforts.

5.4. Ownership of Confidential Information. Nothing in this Subscription Agreement shall be construed to convey any title or ownership rights to the Software or other Licensor Confidential Information or to any patent, copyright, trademark, or trade secret embodied therein, or to grant any other right, title, or ownership interest in Licensor Confidential Information to Customer. Nothing in this Subscription Agreement shall be construed to convey any title or ownership rights to Customer’s Confidential Information or to any patent, copyright, trademark, or trade secret embodied therein, or to grant any other right, title, or ownership interest in the Customer Confidential Information to Licensor. Neither party shall, in whole or in part, sell, lease, license, assign, transfer, or disclose the Confidential Information to any third party and shall not copy, reproduce or distribute the Confidential Information except as expressly permitted in this Subscription Agreement. Each party shall take every reasonable precaution, but no less than those precautions used to protect its own Confidential Information, to prevent the theft, disclosure, and the unauthorized copying, reproduction or distribution of the Confidential Information.

5.5. Non-Disclosure. Each party agrees at all times to use all reasonable efforts, but in any case no less than the efforts that each party uses in the protection of its own Confidential Information of like value to protect Confidential Information belonging to the other party. Each party agrees to restrict access to the other party’s Confidential Information only to those employees, who (i) require access in the course of their assigned duties and responsibilities, and (ii) have agreed in writing to be bound by provisions no less restrictive than those set forth in this Section 5. Notwithstanding anything contained hereunder and subject to the Confidentiality obligations set forth under this Section 5, all references to Licensor or its employees under this Section 5 shall be deemed to include such employees of Affiliates and Subcontractors and Licensor will ensure that its Subcontractors abide by the applicable terms of the Subscription Agreement.

5.6. Injunctive Relief. Each party acknowledges that any unauthorized disclosure or use of the Confidential Information would cause the other party imminent irreparable injury and that such party shall be entitled to, in addition to any other remedies available at law or in equity, temporary, preliminary, and permanent injunctive relief in the event the other party does not fulfill its obligations under this Section 5.

5.7. Suggestions/Improvements to Software. Notwithstanding this Section 5, unless otherwise expressly agreed in writing, all suggestions, solutions, improvements, corrections, and other contributions provided by Customer regarding the Software or other Licensor materials provided to Customer shall be owned by Licensor, and Customer hereby agrees to assign any such rights to Licensor. Nothing in this Subscription Agreement or the applicable Quote shall preclude Licensor from using in any manner or for any purpose it deems necessary, the know-how, techniques, or procedures acquired or used by Licensor in the performance of any services hereunder.

5.8. Return of Confidential Information. Upon the written request of disclosing party, receiving party shall return or destroy (and certify such destruction in a signed writing) all Confidential Information of disclosing party, including all copies thereof and materials incorporating such Confidential Information, whether in physical or electronic form. Each party may retain a copy of the other party’s Confidential Information solely for archival purposes. To the extent that it is impracticable to return or destroy any Confidential Information, and with respect to any copies retained for archival purposes, receiving party shall continue to maintain the Confidential Information in accordance with this Subscription Agreement. The confidentiality obligations set forth in this Subscription Agreement shall survive the termination of this Subscription Agreement and remain in full force and effect until such Confidential Information, through no act or omission of receiving party, ceases to be Confidential Information as defined hereunder.

6. WARRANTY
6.1. Software Warranty. Licensor warrants that for a period of ninety (90) days from the applicable Quote Effective Date (the “Warranty Period”), the Applications will materially conform to the functional specifications set forth in the Documentation (the “Specifications”). Should the Applications fail to materially conform to such Specifications during the Warranty Period, Customer shall promptly notify Licensor in writing on or before the last day of the Warranty Period and identify with specificity the nonconformance. To the extent that the nonconformance exists in a current, unaltered release of the Applications, Licensor shall, at its option (and cost and expense), either (i) correct the nonconformance or, (ii) replace the nonconforming Applications or, (iii) if neither of the foregoing options is commercially reasonable, terminate the license for the Software. Upon such termination of the license and Customer’s return of the Software pursuant to Section 9 below, Licensor will refund to Customer, as Customer’s sole remedy for such Application, all license fees paid by Customer for such Application.

6.2. Authorized Representative. Customer and Licensor warrant that each has the right to enter into this Subscription Agreement and that the Subscription Agreement and all Quotes executed hereunder shall be executed by an authorized representative of each entity.

6.3. Disclaimer of Warranties. ANY AND ALL SOFTWARE CUSTOMIZATIONS, DOCUMENTATION, CONFIDENTIAL INFORMATION AND ANY OTHER TECHNOLOGY OR MATERIALS PROVIDED BY LICENSOR TO THE CUSTOMER ARE PROVIDED “AS IS” AND WITHOUT WARRANTY OF ANY KIND. EXCEPT AS OTHERWISE STATED IN THIS SUBSCRIPTION AGREEMENT, LICENSOR MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT.

6.4. No Modifications. Notwithstanding anything to the contrary in this Section 6, any and all warranties under this Subscription Agreement are VOID if Customer has made changes to the Software or has permitted any changes to be made other than by or with the express, written approval of Licensor.

7. INFRINGEMENT
7.1. Indemnity. Licensor will defend at its expense any cause of action brought against Customer, to the extent that such cause of action is based on a claim that the Software, as delivered by Licensor to Customer, infringes a United States patent, copyright, or trade secret of a third party. Licensor will pay those costs and damages finally awarded by a court of final jurisdiction (with no further appeals being possible) against Customer pursuant to any such claim or paid in settlement of any such claim if such settlement was approved in advance and in writing by Licensor. Customer may retain its own counsel at Customer’s own expense.

7.2. Customer Obligations. Licensor shall have no liability under this Section 7 unless:
7.2.1. Customer notifies Licensor in writing immediately after Customer becomes aware of a claim or the possibility thereof; and
7.2.2. Licensor has sole control of the settlement, compromise, negotiation, and defense of any such action; and
7.2.3. Customer cooperates, in good faith, in the defense of any such legal action.

7.3. No Liability. Licensor shall have no liability for any claim of infringement based on (i) Software which has been modified by parties other than Licensor; (ii) Customer’s use of the Software in conjunction with data where use with such data gave rise to the infringement claim; or (iii) Customer’s use of the Software with non-Licensor software or hardware, where use with such other software or hardware gave rise to the infringement claim.

7.4. Remedies. Should the Software become, or in Licensor’s opinion is likely to become, the subject of a claim of infringement, Licensor may, at its option, (i) obtain the right for Customer to continue using the Software; (ii) replace or modify the Software so it is no longer infringing or reduces the likelihood that it will be determined to be infringing; or (iii) if neither of the foregoing options is commercially reasonable, terminate the license for the Software. Upon such termination of the licenses and Customer’s return of the Software pursuant to Section 9 below, Licensor will refund to Customer, as Customer’s sole remedy for such license termination, all subscription fees paid by Customer for the terminated license, less an amount equal to one-thirty-sixth (1/36th) of the subscription fees for each month or any portion thereof which has elapsed since the Quote Effective Date of such terminated license. THIS SECTION 7 STATES THE ENTIRE LIABILITY OF LICENSOR WITH RESPECT TO ANY CLAIM OF INFRINGEMENT REGARDING THE SOFTWARE.

8. LIMITATION OF LIABILITY
8.1. Liability Cap. IN NO EVENT SHALL LICENSOR, LICENSOR’S THIRD PARTY LICENSORS OR SUBCONTRACTORS BE LIABLE UNDER ANY THEORY OF LIABILITY, WHETHER IN AN EQUITABLE, LEGAL, OR COMMON LAW ACTION ARISING HEREUNDER FOR CONTRACT, STRICT LIABILITY, INDEMNITY, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, FOR DAMAGES WHICH, IN THE AGGREGATE, EXCEED THE AMOUNT OF THE FEES PAID BY CUSTOMER FOR THE SOFTWARE, SERVICES, COURSES, OR COURSE MATERIALS, WHICH GAVE RISE TO SUCH DAMAGES DURING THE TWELVE MONTH PERIOD IMMEDIATLEY PRECEEDING THE FILING OF SUCH CLAIM AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY.

8.2. Disclaimer of Damages. IN NO EVENT SHALL LICENSOR, LICENSOR’S THIRD PARTY LICENSORS OR SUBCONTRACTORS BE LIABLE UNDER ANY THEORY OF LIABILITY, WHETHER IN AN EQUITABLE, LEGAL, OR COMMON LAW ACTION ARISING HEREUNDER FOR CONTRACT, STRICT LIABILITY, INDEMNITY, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, FOR ANY SPECIAL, INCIDENTAL, INDIRECT, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES OF ANY KIND AND HOWEVER CAUSED INCLUDING, BUT NOT LIMITED TO, BUSINESS INTERRUPTION OR LOSS OF PROFITS, BUSINESS OPPORTUNITIES, OR GOODWILL ARISING HEREUNDER EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGE, AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY.

9. TERM AND TERMINATION
9.1. Term. The term of this Subscription Agreement shall continue until the termination of the last Quote.

9.2. Termination by Licensor. This Subscription Agreement and any license, Quote created hereunder may be terminated by Licensor: (i) if Customer fails to make any payments due hereunder within fifteen (15) days after Licensor delivers notice of default to Customer; (ii) by giving prior written notice to Customer if Customer fails to perform any material obligation required of it hereunder, and such failure is not cured within thirty (30) days from Customer’s receipt of Licensor’s notice to cure such non-performance of material obligation; or (iii) if Customer files a petition for bankruptcy or insolvency, has an involuntary petition filed against it, commences an action providing for relief under bankruptcy laws, files for the appointment of a receiver, or is adjudicated a bankrupt concern.

9.3. Termination by Customer. This Subscription Agreement may be terminated by Customer by giving prior written notice to Licensor if Licensor fails to perform any material obligation required of it hereunder, and such failure is not cured within thirty (30) days from Licensor’s receipt of Customer’s notice to cure such non-performance of material obligation.

9.4. Termination of Subscriptions. Upon expiration of the Term set forth in the Quote or upon termination of this Subscription Agreement or any license hereunder, Customer’s rights to the affected Software, Licensor Confidential Information, and other Licensor materials (collectively “Materials”) shall cease. Customer shall immediately stop using such Materials and shall return such Materials to Licensor, or destroy all copies thereof. In addition, Customer shall provide Licensor with written certification signed by an officer of Customer, that all copies of the Materials have been returned or destroyed and that no copies have been retained by Customer for any purpose whatsoever. Following termination, any use of the Materials by Customer shall be an infringement and/or misappropriation of Licensor’s proprietary rights in the Materials. Upon termination of this Subscription Agreement by Customer, Licensor shall have no further obligation or liability hereunder and all fees due under the Subscription Agreement shall become due and payable to Licensor immediately upon such termination.

9.5. Other Remedies. Termination of this Subscription Agreement or any license created hereunder shall not limit either party from pursuing other remedies available to it, including injunctive relief, nor shall such termination relieve Customer’s obligation to pay all fees that have accrued or are otherwise owed by Customer under this Subscription Agreement including, but not limited to, any Quote, or exhibit.

10. MISCELLANEOUS
10.1. Import/Export. Customer shall comply with all then-current export and import laws and regulations of the United States and such other governments as are applicable when Using the Software. Customer hereby certifies that it will not directly or indirectly export, re-export, transship, or transmit the Software, or any portion thereof, or related information, media, or products in violation of United States laws and regulations.

10.2. Compliance With Laws. Both parties agree to comply with all applicable laws, regulations, and ordinances relating to such party’s performance under this Subscription Agreement. The parties agree that the Subscription Agreement shall not be governed by the United Nations Convention on the International Sale of Goods or by UCITA, the application of which is expressly excluded.

10.3. Assignment. Customer may not assign this Subscription Agreement or transfer any license created hereunder, by operation of law, change of control or otherwise (“Assign”) without the prior written consent of Licensor, and such consent shall not be unreasonably withheld. Any assignment or transfer or increase in scope by Customer in violation of this Section shall be null and void.

10.4. Survival. The provisions set forth in Sections 2, 3.3, 3.4, 3.5, 4, 5, 6.3, 8, 9.5 and 9.5 and 10 of this Subscription Agreement shall survive termination or expiration of this Subscription Agreement and any applicable license hereunder.

10.5. Notices. Any notice required under this Subscription Agreement shall be given in writing and shall be deemed effective upon delivery to the party addressed. All notices shall be sent to the applicable address specified on the Quote or to such other address as the parties may designate in writing. Unless otherwise specified, all notices to Licensor shall be sent to the attention of the Contracts Manager. Any notice of material breach by Customer to Licensor hereunder, shall include a detailed description of any alleged breach and a description of the steps that Customer understands must be taken by Licensor to resolve the failure. Licensor shall have thirty (30) days from Licensor’s receipt of such notice to complete the cure.

10.6. Force Majeure. Licensor shall not be liable to Customer for any delay or failure of Licensor to perform its obligations hereunder if such delay or failure arises from any cause or causes beyond the reasonable control of Licensor. Such causes shall include, but are not limited to, acts of God, floods, fires, loss of electricity or other utilities, or delays by Customer in providing required resources or support or performing any other requirements hereunder.

10.7. Conflict. In the event of a conflict between the terms and conditions of this Subscription Agreement, a Quote, or an exhibit, , the terms and conditions of the Quote, or exhibit shall prevail, in that order.

10.8. Restricted Rights. Use of the Software by or for the United States Government is conditioned upon the Government agreeing that the Software is subject to Restricted Rights as provided under the provisions set forth in FAR 52.227-19. Customer shall be responsible for ensuring that this provision is included in all agreements with the United States Government and that the Software, when delivered to the Government, is correctly marked as required by applicable Government regulations governing such Restricted Rights as of such delivery.

10.9. Entire Agreement. This Subscription Agreement, including any separately executed Quotes and any exhibits, shall constitute the entire agreement between the parties regarding the subject matter hereof and supersede all proposals and prior discussions and writings between the parties with respect thereto. All terms respecting the subject matter of the Subscription Agreement and contained in invoices, acknowledgments, shipping instructions, or other forms exchanged between the Parties shall be void and of no effect.

10.10. Modifications. The parties agree that this Subscription Agreement cannot be altered, amended or modified, except by a writing signed by an authorized representative of each party.

10.11. Nonsolicitation. During the term of this Subscription Agreement and for a period of two (2) years thereafter, Customer agrees not to hire, solicit, nor attempt to solicit, the services of any employee or Subcontractor of Licensor without the prior written consent of Licensor. Customer further agrees not to hire, solicit, nor attempt to solicit, the services of any former employee or Subcontractor of Licensor for a period of one (1) year from such former employee’s or Subcontractor’s last date of service with Licensor. Violation of this provision shall entitle Licensor to liquidated damages against Customer equal to two hundred percent (200%) of the solicited person’s gross annual compensation.

10.12. Headings. Headings are for reference purposes only, have no substantive effect, and shall not enter into the interpretation hereof.

10.13. No Waiver. No failure or delay in enforcing any right or exercising any remedy will be deemed a waiver of any right or remedy.

10.14. Severability and Reformation. Each provision of this Subscription Agreement is a separately enforceable provision. If any provision of this Subscription Agreement is determined to be or becomes unenforceable or illegal, such provision shall be reformed to the minimum extent necessary in order for this Subscription Agreement to remain in effect in accordance with its terms as modified by such reformation.

10.15. Independent Contractor. Licensor is an independent contractor and nothing in this Subscription Agreement shall be deemed to make Licensor an agent, employee, partner or joint venturer of Customer. Neither party shall have authority to bind, commit, or otherwise obligate the other party in any manner whatsoever.

10.16. Dispute Resolution. Any dispute, controversy or claim arising under, out of or relating to this Subscription Agreement and any subsequent amendments of this Subscription Agreement, including, without limitation, its formation, validity, binding effect, interpretation, performance, breach or termination, as well as non-contractual claims, shall be submitted to mediation in accordance with the WIPO Mediation Rules. The place of mediation shall be Austin, Texas. The language to be used in the mediation shall be English. If, and to the extent that, any such dispute, controversy or claim has not been settled pursuant to the mediation within sixty (60) days of the commencement of the mediation, it shall, upon the filing of a Request for Arbitration by either party, be referred to and finally determined by arbitration in accordance with the WIPO Expedited Arbitration Rules. Alternatively, if, before the expiration of the said period of sixty (60) days, either party fails to participate or to continue to participate in the mediation, the dispute, controversy or claim shall, upon the filing of a Request for Arbitration by the other party, be referred to and finally determined by arbitration in accordance with the WIPO Expedited Arbitration Rules. The place of arbitration shall be Austin, Texas. The language to be used in the arbitral proceedings shall be English. The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief as necessary, without breach of this Section and without abridgment of the powers of the arbitrator. Notwithstanding anything contained hereunder, Customer agrees and acknowledges that no dispute resolution or litigation shall be pursued by Customer for any breach of this Subscription Agreement until and unless Licensor has received written notice, pursuant to Section 10.5 and had an opportunity to cure any alleged breach.

10.17. Choice of Law. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED AND INTERPRETED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS OF ANY STATE OR JURISDICTION.